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                                                                   EXHIBIT 10.11



November 4, 1999


VIA ELECTRONIC MAIL (fjuliano@hotmail.com) AND FEDEX
----------------------------------------------------

Mr. Francis Juliano
218 Via D'Este # 1302
Delray Beach, FL 33446

Dear Mr. Juliano:

On behalf of DoveBid, Inc. (the "Company"), I am pleased to offer you the opportunity to join the company in the position of Chief Technology Officer. This offer letter shall serve to present a general outline of the terms of employment, and an employment contact will be issued upon acceptance of the terms hereto.

1. Base Annual Salary: $200,000.
2. Performance Bonus: 0 - 30%, as defined by predetermined performance metrics.
3. Stock Options: 600,000 pursuant to the Company's ISO Plan, at a strike price of $0.33/share.
   Moreover, you will be eligible for additional stock option grants.
4. Relocation Expenses: You will be reimbursed for (a) normal and customary moving expenses, (b) reasonable rent for a 2nd apartment (if necessary) through June, 1999, (c) 2 house-hunting trips for your spouse (if necessary),
   (d) 2 airfares per month to commute from Florida to the Bay Area until the sooner of June, or such time as your family relocates, (e) a cash advance against future performance bonuses, not to exceed $20,000, if necessary, (f) an interest-free loan, not to exceed $75,000 to facilitate a down payment on a residence in the Bay Area, if necessary, due and payable 24 months from issuance, and secured by your stock options.
5. Reporting Structure: You will report directly to the President/COO.
6. Responsibilities: Your responsibilities shall include, without limitation, building, maintaining and operating an e-commerce web site, as well as other customary facing applications, internal business applications, desktop services, and IT infrastructure.
7. Severance: Notwithstanding your prospective at-will employment at DoveBid, you will receive a severance payment equal to $100,000 in the event you are terminated without cause within the terms of your employment contract.

If you accept this offer of employment from the Company, please sign and return this letter directly to me. This offer, and the terms herein, shall expire if not accepted on or before November 8, 1999.

We are looking forward to your joining DoveBid, and expect a most rewarding mutual relationship in the years to follow. If you have any questions regarding the terms of this offer, please feel free to contact me at (650) 571-7400 ext. 647.

Regards,                                  Accepted by:
DoveBid, Inc.

/s/ Cory Ravid
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    Cory Ravid                            /s/ Francis Juliano
    Chief Financial Officer               -------------------
                                              Francis Juliano